INVESCO ADVISOR FUNDS, INC.
FILE NUMBER 811-3886
FORM N-SAR ATTACHMENT FOR QUESTION 77.C.

SHAREHOLDER PROXY VOTE OF JANUARY 31, 1997

ISSUES FOR VOTE & RESULTS OF VOTE:

1.A. To approve or disapprove a new investment advisory agreement between the Company and INVESCO Services, Inc. ("ISI"), such agreement to take effect only if the proposed merger of AIM Management Group Inc. into a wholly-owned U.S. subsidiary of INVESCO PLC is consummated (the "Merger"). INVESCO PLC is the ultimate parent of ISI.

FUND              FOR          AGAINST   ABSTAIN      TOTAL

Cash Management 16,004,582      25,427    85,506   16,115,515
Equity           1,143,589      11,506    43,916    1,199,011
Flex             4,311,558      23,344   202,546    4,537,448
Income             321,599         468    36,826      358,893
International V    678,381       3,315    51,622      733,318
MultiFlex        2,763,987      14,910   153,792    2,932,689
Real Estate        217,987         341     6,493      224,821


1.B. For shareholders of the Cash Management Portfolio, the
     Equity Portfolio, the Flex Portfolio, the Income Portfolio and the International Value Portfolio only: To approve or disapprove a new sub-advisory agreement between ISI and INVESCO Capital Management, Inc. with respect to the Cash Management Portfolio, the Equity Portfolio, the Flex Portfolio, the Income Portfolio and the International Value Portfolio, to take effect only if the Merger is consummated.


FUND                FOR        AGAINST     ABSTAIN     TOTAL

Cash Management  15,977,357      11,438    126,721   16,115,516
Equity            1,127,774      12,275     58,962    1,199,011
Flex              4,297,439      46,670    193,340    4,537,449
Income              320,517       7,623     30,753      358,893
International V     678,622       3,315     51,381      733,318


1.C. For shareholders of the MultiFlex Portfolio only: To approve or disapprove a new sub-advisory agreement between ISI and INVESCO Management & Research, Inc., with respect to the MultiFlex Portfolio, to take effect only if the Merger is consummated.

FUND               FOR        AGAINST    ABSTAIN      TOTAL

MultiFlex       2,765,543      19,261    156,886    2,932,690




1.D. For shareholders of the Real Estate Portfolio only: To approve or disapprove a new sub-advisory agreement between ISI and INVESCO Realty Advisors, Inc., with respect to the Real Estate Portfolio, to take effect only if the Merger is consummated.

FUND           FOR        AGAINST    ABSTAIN        TOTAL

Real Estate    218,291      341       6,189         224,821



2.   To elect eleven directors of the Company.

ADVISOR CASH MANAGEMENT PORTFOLIO

                 Number of Shares      Number of Shares
                        Voted For      Withheld Authority

Charles W. Brady       16,104,079      11,438
Dan J. Hesser          16,104,079      11,438
Fred A. Deering        16,104,079      11,438
Victor L. Andrews      16,104,079      11,438
Bob R. Baker           16,104,079      11,438
Lawrence H. Budner     16,104,079      11,438
Daniel D. Chabris      16,104,079      11,438
A.D. Fraiser, Jr.      16,096,451      19,066
Hubert L. Harris, JR.  16,104,079      11,438
Kenneth T. King        16,104,079      11,438
John W. McIntyre       16,104,079      11,438


ADVISOR EQUITY PORTFOLIO

                Number of Shares       Number of Shares
                       Voted For       Withheld Authority

Charles W. Brady       1,176,959       22,053
Dan J. Hesser          1,176,959       22,053
Fred A. Deering        1,176,959       22,053
Victor L. Andrews      1,176,959       22,053
Bob R. Baker           1,176,959       22,053
Lawrence H. Budner     1,176,959       22,053
Daniel D. Chabris      1,166,594       32,418
A.D. Fraiser, Jr.      1,176,959       22,053
Hubert L. Harris, Jr.  1,176,010       23,002
Kenneth T. King        1,174,114       24,898
John W. McIntyre       1,176,959       22,053












ADVISOR FLEX PORTFOLIO

                 Number of Shares       Number of Shares
                        Voted For       Withheld Authority

Charles W. Brady        4,463,706       73,743
Dan J. Hesser           4,463,444       74,005
Fred A. Deering         4,465,020       72,429
Victor L. Andrews       4,465,149       72,300
Bob R. Baker            4,465,023       72,426
Lawrence H. Budner      4,463,970       73,479
Daniel D. Chabris       4,448,752       88,697
A.D. Fraiser, Jr.       4,452,263       85,186
Hubert L. Harris, Jr.   4,464,632       72,817
Kenneth T. King         4,459,624       77,825
John W. McIntyre        4,463,970       73,479


ADVISOR INCOME PORTFOLIO

                 Number of Shares         Number of Shares
                        Voted For         Withheld Authority

Charles W. Brady          345,264         13,630
Dan J. Hesser             345,264         13,630
Fred A. Deering           345,264         13,630
Victor L. Andrews         345,264         13,630
Bob R. Baker              345,264         13,630
Lawrence H. Budner        345,264         13,630
Daniel D. Chabris         345,264         13,630
A.D. Fraiser, Jr.         345,264         13,630
Hubert L. Harris, Jr.     345,264         13,630
Kenneth T. King           345,264         13,630
John W. McIntyre          345,264         13,630


ADVISOR INTERNATIONAL VALUE PORTFOLIO

                Number of Shares         Number of Shares
                       Voted For         Withheld Authority

Charles W. Brady         712,428         20,891
Dan J. Hesser            712,428         20,891
Fred A. Deering          712,213         21,106
Victor L. Andrews        712,213         21,106
Bob R. Baker             712,428         20,891
Lawrence H. Budner       711,883         21,436
Daniel D. Chabris        709,350         23,969
A.D. Fraiser, Jr.        709,565         23,754
Hubert L. Harris, Jr.    712,428         20,891
Kenneth T. King          712,213         21,106
John W. McIntyre         712,213         21,106








ADVISOR MULTIFLEX PORTFOLIO


                  Number of Shares       Number of Shares
                         Voted For       Withheld Authority

Charles W. Brady         2,868,718        63,973
Dan J. Hesser            2,868,718        63,973
Fred A. Deering          2,868,152        64,539
Victor L. Andrews        2,868,718        63,973
Bob R. Baker             2,820,506       112,185
Lawrence H. Budner       2,820,506       112,185
Daniel D. Chabris        2,855,093        77,598
A.D. Fraiser, Jr.        2,864,529        68,162
Hubert L. Harris, Jr.    2,868,718        63,973
Kenneth T. King          2,864,145        68,546
John W. McIntyre         2,868,718        63,973


ADVISOR REAL ESTATE PORTFOLIO

                Number of Shares          Number of Shares
                       Voted For          Withheld Authority

Charles W. Brady         222,543          2,279
Dan J. Hesser            222,543          2,279
Fred A. Deering          222,543          2,279
Victor L. Andrews        222,543          2,279
Bob R. Baker             222,543          2,279
Lawrence H. Budner       222,543          2,279
Daniel D. Chabris        222,032          2,790
A.D. Fraiser, Jr.        222,543          2,279
Hubert L. Harris, Jr.    222,543          2,279
Kenneth T. King          222,032          2,790
John W. McIntyre         222,543          2,279


3. To ratify or reject the selection of Price Waterhouse LLP as independent accountants for the Company for the fiscal year ending December 31, 1997.

FUND                 FOR        AGAINST      ABSTAIN        TOTAL

Cash Management   15,862,537    152,042      100,936     16,115,515
Equity             1,144,512      3,129       51,371      1,199,012
Flex               4,393,989     10,089      133,370      4,537,448
Income               331,749          0       27,144        358,893
International V      685,211      1,947       46,160        733,318
MultiFlex          2,818,060      5,472      109,159      2,932,691
Real Estate          220,980        731        3,110        224,821